Exhibit 99.1

Two Bethesda Metro Center
14th Floor
Bethesda, MD 20814
(301) 951-6122
(301) 654-6714 Fax
www.AmericanCapital.com

FOR IMMEDIATE RELEASE
February 17, 2016

CONTACT:
Investors - (301) 951-5917
Media - (301) 968-9400

AMERICAN CAPITAL REPORTS 2015 NOI BEFORE INCOME TAXES OF $1.41 PER DILUTED SHARE, NET LOSS OF $(0.70) PER DILUTED SHARE AND NAV PER SHARE OF $19.88

Bethesda, MD - February 17, 2016 – American Capital, Ltd. (“American Capital” or the “Company”) (NASDAQ: ACAS) announced consolidated net operating income (“NOI”) before income taxes for the year and quarter ended December 31, 2015 of $378 million, or $1.41 per diluted share, and $95 million, or $0.37 per diluted share, respectively. Consolidated NOI for the year and quarter ended December 31, 2015 was $253 million, or $0.95 per diluted share, and $61 million, or $0.24 per diluted share, respectively. Consolidated net loss for the year and quarter ended December 31, 2015 was $(187) million, or $(0.70) per diluted share, and $(227) million, or $(0.88) per diluted share, respectively. As of December 31, 2015, consolidated net asset value (“NAV”) per share was $19.88, a $0.56 per share decrease from the September 30, 2015 NAV per share of $20.44 and a $0.62 per share decrease from the December 31, 2014 NAV per share of $20.50.

2015 CONSOLIDATED FINANCIAL SUMMARY

•	$19.88 NAV per share outstanding

✓	$0.62 per share decline from 2014

✓	(3)% economic return from 2014

•	$1.41 NOI before income taxes per diluted share, or $378 million

✓	117%, or $0.76 per diluted share, increase over 2014, or $195 million

✓	7.1%, return on equity

•	$0.95 NOI after income taxes per diluted share, or $253 million

✓	126%, or $0.53 per diluted share, increase over 2014, or $136 million

•	$(0.70) net loss per diluted share, or $(187) million

✓	$2.25 per diluted share decline from 2014, or $(621) million

✓	$(122) million in tax provision related to discrete and non-recurring items

•	$3.7 billion of cash proceeds from realizations

✓	$2.3 billion from Senior Floating Rate Loans (“SFRLs”)

✓	$283 million from sale of CLO equity investments to American Capital CLO Fund I, LP

✓	$170 million from investments sold to a European Capital debt fund

•	$3.3 billion in new committed investments

✓	$1.1 billion in SFRLs

✓	$805 million in Sponsor Finance investments

•	36.9 million shares of American Capital common stock repurchased for $526 million

✓	13.8% of shares outstanding as of December 31, 2014

✓	$14.25 average price per share

✓	$0.75 per share accretive to December 31, 2015 NAV per share

American Capital, Ltd.
February 17, 2016

Q4 2015 CONSOLIDATED FINANCIAL SUMMARY

•	$19.88 NAV per share outstanding

✓	$0.56 per share decline from Q3 2015

✓	(10)% annualized economic return from Q3 2015

•	$0.37 NOI before income taxes per diluted share, or $95 million
✓ 8%, or $0.03 per diluted share, decline from Q3 2015, or $13 million
✓ 7.6% annualized return on equity

•	$0.24 NOI after income taxes per diluted share, or $61 million
✓ 14%, or $0.04 per diluted share, decline from Q3 2015, or $14 million
•$(0.88) net loss per diluted share, or $(227) million

✓	$0.74 per diluted share decline from Q3 2015, or $190 million

✓	$(104) million in tax provision related to discrete and non-recurring items

•	$2.4 billion of cash proceeds from realizations
✓ $1.8 billion from SFRLs
✓ $283 million from sale of CLO equity investments to American Capital CLO Fund I, LP

•	$686 million in new committed investments

✓	$469 million in Sponsor Finance investments

✓	$125 million in ACAM and Fund Development

•	$121 million in loans on non-accrual status at fair value as of December 31, 2015

✓	$6 million decline, or 5%, from $127 million as of September 30, 2015

•	20.7 million shares of American Capital common stock repurchased for $298 million

✓	8.0% of shares outstanding as of September 30, 2015

✓	$14.44 average price per share

✓	$0.43 per share accretive to December 31, 2015 NAV per share

“Given our ongoing strategic review process and the related announcement that we are soliciting offers to purchase the company or its business lines, in whole or in part, we will not be conducting a shareholder call this quarter,” said Malon Wilkus, Chairman and Chief Executive Officer. “However, we are providing significant information regarding the Company through our annual report on Form 10‑K, which we filed with the SEC this morning, along with today’s press release announcing earnings plus earnings-related slides posted on our website.”

“During the fourth quarter, we sold $2.0 billion of senior floating rate loans and substantially liquidated our SFRL portfolio, while paying down $1.3 billion of associated debt,” continued Mr. Wilkus. “These actions greatly enhanced our capital flexibility and contributed to our ability to repurchase $433 million of our stock under our current Share Repurchase Program, which allows us to purchase up to $1 billion of our stock. To complete this program, we scheduled share repurchases through the end of the second quarter under an SEC Rule 10b5-1 share repurchase plan. At current market prices, we believe share repurchases are an excellent way to enhance shareholder value. Through this program and our strategic review process, we remain focused on maximizing shareholder value.”

PORTFOLIO VALUATION
For the quarter ended December 31, 2015, net unrealized depreciation, before income taxes, on American Capital's consolidated investment portfolio totaled $98 million. The primary components of the net unrealized depreciation were:

•
$130 million unrealized depreciation of American Capital Asset Management primarily due to a reduction in projected management fees for managing American Capital Agency Corp. and American Capital Mortgage Investment Corp. due to a decrease in the equity capital of each company as a result of share repurchases and realized losses;

•
$66 million net unrealized depreciation of Structured Products investments primarily due to unrealized depreciation on American Capital's CLO investment portfolio as a result of a decline in forecasted cash flows and lower dealer marks; partially offset by

•	$111 million reversal of prior period unrealized depreciation upon realization.

“During the quarter, we had two discrete and non-recurring adjustments to our tax asset, which netted to an expense of $104 million,” said John Erickson, Chief Financial Officer and President, Specialty Finance. "These included a $55 million benefit from the receipt of a favorable private letter ruling and a $159 million provision for the establishment of a valuation allowance against our deferred tax asset related to our investment in European Capital. However, if we achieve substantial realized gains in connection with the sales of certain assets, we expect to be able to reverse this valuation allowance."

American Capital, Ltd.
February 17, 2016

PORTFOLIO PERFORMANCE
As of December 31, 2015, the weighted average effective interest rate on consolidated debt investments, excluding Senior Floating Rate Loans and including non-accrual loans, was 8.5%, 20 basis points lower than the September 30, 2015 rate of 8.7%. Excluding the impact of debt investments on non-accrual, the weighted average effective interest rate on consolidated debt investments as of December 31, 2015, excluding Senior Floating Rate Loans, was 9.5%, 60 basis points lower than the September 30, 2015 rate of 10.1%. The weighted average effective interest rate on European Capital’s debt investments as of December 31, 2015 was 2.7%, 100 basis points lower than the September 30, 2015 rate of 3.7%. Excluding the impact of debt investments on non-accrual, the weighted average effective interest rate on European Capital’s debt investments as of December 31, 2015 was 5.5%, 210 basis points lower than the September 30, 2015 rate of 7.6%. The weighted average effective interest rate on consolidated debt investments as of December 31, 2015 was 8.4%, 190 basis points higher than the September 30, 2015 rate of 6.5%, due to the substantial liquidation of the SFRL portfolio.

As of December 31, 2015, excluding European Capital loans, loans with a fair value of $103 million were on non-accrual, representing 4.4% of total loans at fair value, compared to $85 million, or 2.0%, of loans at fair value as of September 30, 2015. The $18 million increase in the fair value of loans on non-accrual was generally driven by the addition of a loan placed on non-accrual status and PIK allowance reversals. Total loans on non-accrual were valued at 55.7% of cost at the end of the quarter, an 8.2% increase from the prior quarter. This is an estimate of the amount the Company expects to recover on non-accruing loans. The estimated loss on total loans at cost, defined as net accumulated depreciation on non-accrual loans plus realized losses on loans during the period, was $91 million, or 3.5%.

As of December 31, 2015, European Capital loans with a fair value of $18 million were on non-accrual, representing 16.8% of total European Capital loans at fair value, compared to $42 million, or 21.6%, of European Capital loans at fair value as of September 30, 2015. The $24 million decrease in the fair value of European Capital loans on non-accrual was driven by the removal of a loan from non-accrual status. Total European Capital loans on non-accrual were valued at 18.9% of cost at the end of the quarter, a 6.9% decrease from the prior quarter. The estimated loss on total loans at cost was $118 million, or 54.1%.

SHARE REPURCHASE PROGRAM
As previously announced, American Capital's stock repurchase program, which began in the third quarter of 2015, contemplates the purchase of $600 million to $1 billion of shares of the Company's common stock. Under the program, purchases will only be made at per share prices below 85% of the Company's net asset value per share and will be subject to certain other conditions.  The Company entered into a Rule10b5-1 trading plan to undertake accretive share repurchases on a non-discretionary basis up to the $1 billion limit. As of December 31, 2015, the Company has purchased a total of $433 million under this program and expects to complete the program by June 30, 2016.

During the fourth quarter of 2015, American Capital made open market purchases of 20.7 million shares, or 8.0% of the Company's outstanding shares as of September 30, 2015, for an aggregate price of $298 million, of American Capital common stock at an average price of $14.44 per share. Since August 2011, American Capital has made open market purchases of 138.5 million shares, or $1.7 billion, of American Capital common stock at an average price of $12.41 per share. This represents 40% of shares outstanding immediately prior to August 2011.

American Capital, Ltd.
February 17, 2016

AMERICAN CAPITAL, LTD.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2015, September 30, 2015 and December 31, 2014
(in millions, except per share amounts)

			Q4 2015 Versus Q3 2015			Q4 2015 Versus Q4 2014
	Q4 2015	Q3 2015	$	%	Q4 2014	$	%
	(unaudited)	(unaudited)
Assets
Investments at fair value (cost of $4,905, $6,921 and $6,417, respectively)	$4,998	$7,106	$(2,108)	(30%)	$6,280	$(1,282)	(20%)
Cash and cash equivalents	483	244	239	98%	676	(193)	(29%)
Restricted cash and cash equivalents	46	97	(51)	(53%)	167	(121)	(72%)
Interest and dividend receivable	48	53	(5)	(9%)	46	2	4%
Deferred tax asset, net	198	263	(65)	(25%)	354	(156)	(44%)
Trade date settlement receivable	373	304	69	23%	4	369	NM
Other	98	101	(3)	(3%)	113	(15)	(13%)
Total assets	$6,244	$8,168	$(1,924)	(24%)	$7,640	$(1,396)	(18%)

Liabilities and Shareholders' Equity
Debt	$1,257	$2,649	$(1,392)	(53%)	$1,703	$(446)	(26%)
Trade date settlement liability	2	77	(75)	(97%)	191	(189)	(99%)
Long term incentive plan liability	34	30	4	13%	82	(48)	(59%)
Other	129	105	24	23%	192	(63)	(33%)
Total liabilities	1,422	2,861	(1,439)	(50%)	2,168	(746)	(34%)

Shareholders' equity
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	—%	—	—	—%
Common stock, $0.01 par value, 1,000.0 shares authorized, 247.3, 263.3 and 271.1 issued and 242.6, 259.6 and 266.9 outstanding, respectively	2	3	(1)	(33%)	3	(1)	(33%)
Capital in excess of par value	5,847	6,112	(265)	(4%)	6,246	(399)	(6%)
Cumulative translation adjustment	(101)	(109)	8	7%	(38)	(63)	(166%)
Distributions in excess of net realized earnings	(879)	(806)	(73)	(9%)	(505)	(374)	(74%)
Net unrealized (depreciation) appreciation of investments	(47)	107	(154)	NM	(234)	187	80%
Total shareholders' equity	4,822	5,307	(485)	(9%)	5,472	(650)	(12%)
Total liabilities and shareholders' equity	$6,244	$8,168	$(1,924)	(24%)	$7,640	$(1,396)	(18%)

NAV per common share outstanding	$19.88	$20.44	$(0.56)	(3%)	$20.50	$(0.62)	(3%)

______________________________

NM =	Not meaningful
Note: Effective October 1, 2014, European Capital's financial results have been consolidated with the financial results of American Capital.

American Capital, Ltd.
February 17, 2016

AMERICAN CAPITAL, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended December 31, 2015 and September 30, 2015 and Fiscal Years Ended December 31, 2015 and 2014
(in millions, except per share data)

	Q4	Q3	Q4 2015 Versus Q3 2015		Fiscal Year Ended December 31,		Fiscal Year Ended December 31, 2015 Versus 2014
	2015	2015	$	%	2015	2014	$	%
	(unaudited)	(unaudited)			(unaudited)
OPERATING REVENUE
Interest and dividend income	$153	$165	$(12)	(7%)	$607	$413	$194	47%
Fee income	20	11	9	82%	64	58	6	10%
Total operating revenue	173	176	(3)	(2%)	671	471	200	42%

OPERATING EXPENSES
Interest	21	21	—	—%	79	54	25	46%
Salaries, benefits and stock-based compensation	34	31	3	10%	137	168	(31)	(18%)
European Capital Management fees	2	3	(1)	(33%)	13	5	8	160%
General and administrative	21	13	8	62%	64	61	3	5%
Total operating expenses	78	68	10	15%	293	288	5	2%

NET OPERATING INCOME BEFORE INCOME TAXES	95	108	(13)	(12%)	378	183	195	107%

Tax provision	(34)	(33)	(1)	(3%)	(125)	(66)	(59)	(89%)
NET OPERATING INCOME	61	75	(14)	(19%)	253	117	136	116%

Net realized (loss) gain
Portfolio company investments	(138)	(68)	(70)	(103%)	(696)	263	(959)	NM
Foreign currency transactions	(9)	(10)	1	10%	(18)	(17)	(1)	(6%)
Derivative agreements and others	—	(2)	2	100%	(4)	(41)	37	90%
Tax benefit (provision)	13	23	(10)	(43%)	91	(53)	144	NM
Total net realized (loss) gain	(134)	(57)	(77)	(135%)	(627)	152	(779)	NM

Net unrealized (depreciation) appreciation
Portfolio company investments	(98)	(60)	(38)	(63%)	211	149	62	42%
Foreign currency translation	(3)	(2)	(1)	(50%)	27	(74)	101	NM
Derivative agreements and others	(5)	1	(6)	NM	67	35	32	91%
Tax (provision) benefit	(48)	6	(54)	NM	(118)	55	(173)	NM
Total net unrealized (depreciation) appreciation	(154)	(55)	(99)	(180%)	187	165	22	13%

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS (“NET (LOSS) EARNINGS”)	$(227)	$(37)	$(190)	(514%)	$(187)	$434	$(621)	NM

NET OPERATING INCOME BEFORE INCOME TAXES PER COMMON SHARE
Basic	$0.37	$0.40	$(0.03)	(8%)	$1.41	$0.68	$0.73	107%
Diluted	$0.37	$0.40	$(0.03)	(8%)	$1.41	$0.65	$0.76	117%

NET OPERATING INCOME PER COMMON SHARE
Basic	$0.24	$0.28	$(0.04)	(14%)	$0.95	$0.44	$0.51	116%
Diluted	$0.24	$0.28	$(0.04)	(14%)	$0.95	$0.42	$0.53	126%

NET REALIZED (LOSS) EARNINGS PER COMMON SHARE
Basic	$(0.28)	$0.07	$(0.35)	NM	$(1.40)	$1.00	$(2.40)	NM
Diluted	$(0.28)	$0.07	$(0.35)	NM	$(1.40)	$0.96	$(2.36)	NM

NET (LOSS) EARNINGS PER COMMON SHARE
Basic	$(0.88)	$(0.14)	$(0.74)	(529%)	$(0.70)	$1.62	$(2.32)	NM
Diluted	$(0.88)	$(0.14)	$(0.74)	(529%)	$(0.70)	$1.55	$(2.25)	NM

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic	257.6	267.7	(10.1)	(4%)	267.2	268.2	(1.0)	—%
Diluted	257.6	267.7	(10.1)	(4%)	267.2	280.7	(13.5)	(5%)
______________________________

NM =	Not meaningful
Note: Effective October 1, 2014, European Capital's financial results have been consolidated with the financial results of American Capital.

American Capital, Ltd.
February 17, 2016

AMERICAN CAPITAL, LTD.
OTHER FINANCIAL INFORMATION
Three Months Ended December 31, 2015 and September 30, 2015 and Fiscal Years Ended December 31, 2015 and 2014
(in millions, except per share data)
(unaudited)

			Q4 2015 Versus Q3 2015				2015 Versus 2014
	Q4 2015	Q3 2015	$	%	2015	2014	$	%

Assets Under Management
American Capital Total Assets at Fair Value	$6,244	$8,168	$(1,924)	(24%)	$6,244	$7,640	$(1,396)	(18%)
Externally Managed Assets at Fair Value(1)	67,098	71,943	(4,845)	(7%)	67,098	78,782	(11,684)	(15%)
Total	$73,342	$80,111	$(6,769)	(8%)	$73,342	$86,422	$(13,080)	(15%)

Third-Party Earning Assets Under Management(2)	$14,467	$15,105	$(638)	(4%)	$14,467	$14,467	$—	—%
Total Earning Assets Under Management(3)	$20,711	$23,273	$(2,562)	(11%)	$20,711	$22,107	$(1,396)	(6%)

New Investments
First Lien Senior Debt	$380	$303	$77	25%	$1,823	$2,039	$(216)	(11%)
Second Lien Senior Debt	111	138	(27)	(20%)	355	589	(234)	(40%)
Mezzanine Debt	4	14	(10)	(71%)	76	10	66	660%
Preferred Equity	19	4	15	375%	202	35	167	477%
Common Equity	143	85	58	68%	471	405	66	16%
Structured Products	29	147	(118)	(80%)	378	532	(154)	(29%)
Total by Security Type	$686	$691	$(5)	(1%)	$3,305	$3,610	$(305)	(8%)

Sponsor Finance and Other Investments	$462	$191	$271	142%	$823	$622	$201	32%
Investments in ACAM and Fund Development	125	88	37	42%	254	400	(146)	(37%)
Structured Products	29	147	(118)	(80%)	378	512	(134)	(26%)
Senior Floating Rate Loans	18	223	(205)	(92%)	1,144	1,891	(747)	(40%)
European Capital	5	14	(9)	(64%)	367	39	328	841%
Add-on Financing for Growth and Working Capital	41	27	14	52%	131	128	3	2%
Add-on Financing for Acquisitions	5	—	5	100%	5	—	5	100%
Add-on Financing for Distressed Situations	1	1	—	—%	12	14	(2)	(14%)
Add-on Financing for ACE Buybacks	—	—	—	—%	145	—	145	100%
Add-on Financing for Recapitalizations, not Including Distressed Investments	—	—	—	—%	46	4	42	NM
Total by Use	$686	$691	$(5)	(1%)	$3,305	$3,610	$(305)	(8%)

Realizations
Loan Syndications and Sales	$2,022	$75	$1,947	NM	$2,357	$98	$2,259	NM
Principal Prepayments	228	41	187	456%	445	699	(254)	(36%)
Scheduled Principal Amortization	107	192	(85)	(44%)	470	56	414	739%
Equity Investments	28	177	(149)	(84%)	388	1,523	(1,135)	(75%)
Payment of Accrued PIK Notes and Dividends and Accreted OID	23	9	14	156%	61	389	(328)	(84%)
Total by Source	$2,408	$494	$1,914	387%	$3,721	$2,765	$956	35%

Senior Floating Rate Loans	$1,808	$262	$1,546	590%	$2,347	$163	$2,184	NM
Structured Products	344	22	322	NM	470	192	278	145%
European Capital(4)	110	72	38	53%	467	651	(184)	(28%)
American Capital One Stop Buyouts®	78	7	71	NM	197	1,167	(970)	(83%)
Sponsor Finance and Other Investments	65	99	(34)	(34%)	199	386	(187)	(48%)
American Capital Asset Management	3	32	(29)	(91%)	41	206	(165)	(80%)
Total by Business Line	$2,408	$494	$1,914	387%	$3,721	$2,765	$956	35%

American Capital, Ltd.
February 17, 2016

			Q4 2015 Versus Q3 2015				2015 Versus 2014
	Q4 2015	Q3 2015	$	%	2015	2014	$	%

Appreciation, Depreciation, Gain and Loss
Gross Realized Gain	$18	$46	$(28)	(61%)	$77	$474	$(397)	(84%)
Gross Realized Loss	(156)	(114)	(42)	(37%)	(773)	(211)	(562)	(266%)
Portfolio Net Realized (Loss) Gain	(138)	(68)	(70)	(103%)	(696)	263	(959)	NM
Foreign Currency Transactions	(9)	(10)	1	10%	(18)	(17)	(1)	(6%)
Derivative Agreements and Other	—	(2)	2	100%	42	(41)	83	202%
Long Term Incentive Plan Liability	—	—	—	—%	(46)	—	(46)	(100%)
Tax Benefit (Provision)	13	23	(10)	(43%)	91	(53)	144	NM
Net Realized (Loss) Gain	(134)	(57)	(77)	(135%)	(627)	152	(779)	NM

Net Unrealized Depreciation of American Capital One Stop Buyouts®	(9)	(45)	36	80%	(59)	(47)	(12)	(26%)
Net Unrealized Appreciation of American Capital Sponsor Finance and Other Investments	5	8	(3)	(38%)	8	11	(3)	(27%)
Net Unrealized (Depreciation) Appreciation of European Capital Investments	(7)	26	(33)	NM	27	7	20	286%
Net Unrealized Appreciation of Investment in European Capital	—	—	—	—%	—	167	(167)	(100%)
Net Unrealized Appreciation of Investment in European Capital Foreign Currency Translation	—	—	—	—%	—	14	(14)	(100%)
Net Unrealized (Depreciation) Appreciation of ACAM	(130)	(55)	(75)	(136%)	(199)	222	(421)	NM
Net Unrealized Depreciation of Senior Floating Rate Loans	(2)	(19)	17	89%	(11)	(24)	13	54%
Net Unrealized (Depreciation) Appreciation of Structured Products	(66)	(45)	(21)	(47%)	(125)	5	(130)	NM
Reversal of Prior Period Net Unrealized Depreciation (Appreciation) Upon Realization	111	70	41	59%	570	(206)	776	NM
Net Unrealized (Depreciation) Appreciation of Portfolio Company Investments	(98)	(60)	(38)	(63%)	211	149	62	42%
Net Unrealized Appreciation Due to Consolidation of European Capital	—	—	—	—%	—	87	(87)	(100%)
Foreign Currency Translation - Investment in European Capital	—	—	—	—%	—	(75)	75	100%
Foreign Currency Translation - European Capital Investments	(3)	(4)	1	25%	32	11	21	191%
Foreign Currency Translation - Other	—	2	(2)	(100%)	(5)	(10)	5	50%
Derivative Agreements and Other	(5)	1	(6)	NM	67	(52)	119	NM
Tax (Provision) Benefit	(48)	6	(54)	NM	(118)	55	(173)	NM
Net Unrealized (Depreciation) Appreciation of Investments	(154)	(55)	(99)	(180%)	187	165	22	13%

Net Gains, Losses, Appreciation and Depreciation	$(288)	$(112)	$(176)	(157%)	$(440)	$317	$(757)	NM

Other Financial Data
NAV per Share	$19.88	$20.44	$(0.56)	(3%)	$19.88	$20.50	$(0.62)	(3%)
Market Capitalization	$3,345	$3,157	$188	6%	$3,345	$3,899	$(554)	(14%)
Total Enterprise Value(5)	$4,119	$5,562	$(1,443)	(26%)	$4,119	$4,926	$(807)	(16%)
Asset Coverage Ratio	482%	300%			482%	419%
Debt to Equity Ratio	0.3x	0.5x			0.3x	0.3x

American Capital, Ltd.
February 17, 2016

			Q4 2015 Versus Q3 2015				2015 Versus 2014
	Q4 2015	Q3 2015	$	%	2015	2014	$	%

Credit Quality
Weighted Average Effective Interest Rate on SFRLs at Period End	4.4%	4.2%			4.4%	4.4%
Weighted Average Effective Interest Rate on Debt Investments, Excluding SFRLs, at Period End	8.5%	8.7%			8.5%	8.2%
Weighted Average Effective Interest Rate on European Capital's Debt Investments at Period End	2.7%	3.7%			2.7%	5.0%
Weighted Average Effective Interest Rate on All Debt Investments at Period End	8.4%	6.5%			8.4%	6.6%
European Capital Loans on Non-Accrual at Cost	$95	$163	$(68)	(42%)	$95	$170	$(75)	(44%)
Loans on Non-Accrual at Cost, excluding European Capital	$185	$179	$6	3%	$185	$201	$(16)	(8%)
Total Loans on Non-Accrual at Cost	$280	$342	$(62)	(18%)	$280	$371	$(91)	(25%)
European Capital Loans on Non-Accrual at Fair Value	$18	$42	$(24)	(57%)	$18	$32	$(14)	(44%)
Loans on Non-Accrual at Fair Value, excluding European Capital	$103	$85	$18	21%	$103	$116	$(13)	(11%)
Total Loans on Non-Accrual at Fair Value	$121	$127	$(6)	(5%)	$121	$148	$(27)	(18%)
Total Non-Accrual Loans at Cost as a Percentage of Total Loans at Cost	10.6%	7.3%			10.6%	9.4%
Total Non-Accrual Loans at Fair Value as a Percentage of Total Loans at Fair Value	4.9%	2.9%			4.9%	4.0%
Total Non-Accrual Loans at Fair Value as a Percentage of Non-Accruing Loans at Cost	43.2%	37.1%			43.2%	39.9%
Estimated Loss on Non-Accrual Loans(6)	$209	$215	$(6)	(3%)	$906	$648	$258	40%
Estimated Loss as a Percentage of Total Loans at Cost	7.1%	4.7%			34.2%	16.4%
Past Due Loans at Cost	$—	$—	$—	—%	$—	$—	$—	—%
Debt to Equity Conversions at Cost	$—	$3	$(3)	(100%)	$61	$9	$52	578%
Return on Average Equity
LTM Net Operating Income Before Income Taxes Return on Average Shareholders' Equity	7.1%	6.3%			7.1%	3.5%
LTM Net Operating Income Return on Average Shareholders' Equity	4.8%	4.2%			4.8%	2.2%
LTM Net Realized (Loss) Earnings Return on Average Shareholders' Equity	(7.1%)	(2.6%)			(7.1%)	5.1%
LTM Net (Loss) Earnings Return on Average Shareholders' Equity	(3.5%)	1.4%			(3.5%)	8.2%
Current Quarter Annualized Net Operating Income Before Income Taxes Return on Average Shareholders' Equity	7.6%	8.0%
Current Quarter Annualized Net Operating Income Return on Average Shareholders' Equity	4.9%	5.6%
Current Quarter Annualized Net Realized (Loss) Earnings Return on Average Shareholders' Equity	(5.8%)	1.3%
Current Quarter Annualized Net Loss on Average Shareholders' Equity	(17.9%)	(2.7%)

______________________________

NM =	Not meaningful
Note: Effective October 1, 2014, European Capital's financial results have been consolidated with the financial results of American Capital.

(1) Includes total assets of American Capital Agency, American Capital Mortgage, American Capital Senior Floating, investment in European Capital through September 30, 2014, American Capital Equity I, American Capital Equity II, American Capital Equity III, ACAS CLO 2007-1, ACAS CLO 2012-1, ACAS CLO 2013-1, ACAS CLO 2013-2, ACAS CLO 2014-1, ACAS CLO 2014-2, ACAS CLO 2015-1, ACAS CLO 2015-2, ACAS CLO Fund I, European Capital UK SME Debt and a European Capital debt fund, less American Capital's investment in the funds.

(2) Represents third-party earning assets under management from which the associated base management fees are calculated, less American Capital's investment in the funds.
(3) Represents total assets of American Capital less American Capital's investment in the funds as well as third-party earning assets under management from which the associated base management fees are calculated.

(4) For the fiscal year ended December 31, 2014, includes realizations from American Capital's investment in European Capital through September 30, 2014 and European Capital investment portfolio realizations during the three months ended December 31, 2014. Includes European Capital investment portfolio realizations during the fiscal year ended December 31, 2015.

(5) Enterprise value is calculated as debt at cost plus market capitalization less cash and cash equivalents on hand.
(6) Net accumulated depreciation on non-accrual loans plus realized losses on loans during the period presented.

American Capital, Ltd.
February 17, 2016

ABOUT AMERICAN CAPITAL
American Capital, Ltd. (NASDAQ: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. American Capital manages $21 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $73 billion of total assets under management (including levered assets). Through a wholly owned affiliate, American Capital manages publicly traded American Capital Agency Corp. (NASDAQ: AGNC), American Capital Mortgage Investment Corp. (NASDAQ: MTGE) and American Capital Senior Floating, Ltd. (NASDAQ: ACSF) with approximately $10 billion of total net book value. American Capital and its affiliates operate out of seven offices in the U.S. and Europe. For further information, please refer to www.AmericanCapital.com.

ADDITIONAL INFORMATION
Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission (“SEC”) and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor’s shares, when sold, may be worth more or less than their original cost. Additionally, American Capital’s current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and the Company’s subsequent periodic filings. Copies are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.